EXHIBIT 23.1

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

      We hereby consent to the incorporation of our report dated October 31, 2003, except for Note 13, as to which the date is September 27, 2004 and Note 2 and Note 18 as to which the date is March 31, 2005, included in this 10-KSB, in the previously filed Registration Statements of Infinite Group, Inc. on Form S-8 (No. 333-36266) and Form S-2 (No. 333-51768).

        FREED MAXICK & BATTAGLIA, CPAs, PC

Buffalo, New York
July 22, 2005